GRAPHITE PROSPECTS SALE AGREEMENT

THIS AGREEMENT made as ofthe 20th day of April, 2012

BETWEEN:

Habitants Minerals Ltd.,

500-120 Eglinton Street, East, Toronto, Ontario M4P 1E2

(“Seller”)

OF THE FIRST PART

AND:

Lucky Boy Silver Corp.

5466 Canvasback Rd., Blaine Wash. 98230

(“Purchaser”)

OF THE SECOND PART

WHEREAS:

A.	The Sellerowns title to four (4) applications in Quebec, all acquired by the GESTIM MNRF online claim staking system covering certain prospective Graphite lands in Quebec, Canada, as more particularly described in Schedule “A” attached hereto and forming part of this Agreement (the “Property”);

B.	The Seller has agreed to grant to the Purchaser the sole and exclusive right to purchase 100% right, title and interest in and to the applications and subsequent claims to be issued by Quebec Ministry of Resources and Fauna for the following consideration outlined herein.

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NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises, covenants and agreements herein contained, the parties hereto agree as follows:

1.	SALE OF APPLICATIONS

1.1.	For and in consideration of the payment by the Purchaser to the Seller of at total of Fifty Thousand United States Dollars (US$50,000.00)consisting of Twenty Five Thousand United States Dollars ($25,000.00) on the date of execution of this Agreement andTwenty Five Thousand United States Dollars ($25,000.00)upon the issuance of the claims in purchasers name ,and the issuance of 100,000 common shares of the Purchaser within 15 days of the date of the closing of the transaction described in this Agreement or within 15 days of any Regulatory Approvals required for the issuance of the shares, the Seller sells 100% interest in the applications and subsequent claims issued by Quebec as outlined in the Appendix A.

2.	TERMS AND CONDITIONS

2.1.	To acquire a 100% undivided interest in and to the Applications and subsequent issued claims(the “Project”),the Purchaser shall pay to the Seller Fifty Thousand United States Dollars (US$50,000) in cash by check, money order, bank draft and issue 100,000 common shares of the Purchaser as described in paragraph 1.1 above.

3.	COVENANTS OF THE SELLER

3.1	The Seller represents and warrants that:

(a)	the titles (the “Titles”) are free and clear of all liens, charges and encumbrances and have been duly and validly applied for and have been accepted, with final claim number titles to be issued by Quebec Natural Resources and Fauna Gestim Titles office, as per Schedule A listing;

(b)	there are no adverse claims or challenges against or to the ownership of or title to any of the Applications nor to the knowledge of the Seller are there any basis therefore, and there are no outstanding agreements or options to acquire or purchase the Applications or any portion thereof, nor the Project; and

(c)	has the full right, title, power, capacity and authority to enter into this Agreement and subject to the terms of this Agreement, to pass good title of the Applications and subsequent claims to the Purchaser as per the governing enactment of the Province of Quebec at the time.

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3.2	The Seller shall:

(a)	not do or permit or suffer to be done any act or thing which would or might in any way adversely affect the rights of the Purchaser hereunder; and immediately on claim numbers issued transfer the claims to the Purchaser;

4.	CONFIDENTIALITY

4.1	The parties shall keep confidential all information received by them from the other party under this Agreement other than such information as is required to be disclosed under applicable securities laws, or as may be required to properly meet the terms and conditions of this Agreement.

5.	FURTHER ASSURANCES

5.1	The parties hereto agree that they and each of them will execute all documents and do all acts and things within their respective powers to carry out and implement the provisions or intent of this Agreement.

6.	NOTICE

6.1	Any notice, direction or other instrument required or permitted to be given under this Agreement will be in writing and may be given by the delivery of the same or by mailing the same by prepaid registered or certified mail or by sending the same by telecommunication or other similar form of communication, in each case addressed as follows:

If to the Seller:

Habitants Minerals Ltd.

500-120 Eglinton Street, East

Toronto, Ontario CanadaM4P 1E2,

email: habitantsmineralsltd@gmail.com

If to the Purchaser:

Lucky Boy Silver Corp.

5466 Canvasback Rd., Blaine Wash. 98230

Email : CEO@luckyboysilver.com

Any notice, direction or other instrument aforesaid will, if delivered, be deemed to have been given and received on the day it was delivered, and if mailed, be deemed to have been given and received on the twelfth business day following the day of mailing, except in the event of disruption of the postal services in which event notice will be deemed to be received only when actually received and, if sent by email be deemed to have been given or received on the next business day after it was so sent.

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6.2	Any party may at any time give to the other notice in writing of any change of address of the party giving such notice and from and after the giving of such notice, the address or addresses therein specified will be deemed to be the address of such party for the purposes of giving notice hereunder.

7.	HEADINGS

7.1	The headings to the respective sections herein will not be deemed part of this Agreement but will be regarded as having been used for convenience only.

8.	ENUREMENT

8.1	This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the 20th day of April, 2012.

SIGNED, SEALED and DELIVERED by Habitants Minerals Ltd. in the presence of: Witness John Speck	) ) ) ) ) ) )	Per: Habitants Minerals Ltd.

LUCKY BOY SILVER CORP.

Per:

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SCHEDULE “A”

THE “PROJECT”

QUEBEC GESTIM ONLINE APPLICATION Titles

Quebec, Canada

The Quebec applications cover ground referred to in reports GM19842, GM35169, GM35267, GM19844, GM20308, GM13866, reports which report historic graphite occurrences on Lot 32 and Lot 33 Range 11 in Low Township, Lot 1 Range 2 in Suffolk Township, Lot 9 and Lot 16 Range 3 and Lot 10 Range 9 all in Clarendon Township, Lot 46 Range 11 in Low Township, and ground in Lochaber Township covering historic mag anomalies.

APPLICATION 1186716 (29 claims)

APPLICATION 1187995 (14 claims)

APPLICATION 1187994 (12 claims)

APPLICATION 1187992 (10 claims)

65 claims approx., 60 hectares each = 3900 hectares

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